   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1996.

                                             REGISTRATION STATEMENT NO. 333-5798
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                AMENDMENT No. 3
                                       TO
                                    PART II
                                       OF
                                    Form S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                         AES CHINA GENERATING CO. LTD.
             (Exact name of registrant as specified in its charter)

            BERMUDA                          4911, 4961                         98-0152612
 (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
      of incorporation or            Classification Code Number)            Identification No.)
          organization)

                          3/F(W), GOLDEN BRIDGE PLAZA
                         NO. 1(A) JIANGUOMENWAI AVENUE
                  BEIJING, 100020, PEOPLE'S REPUBLIC OF CHINA
                                (8610) 6508-9619
   (Address and telephone number of registrant's principal executive offices)
                      ------------------------------------
                   THE PRENTICE-HALL CORPORATION SYSTEM, INC.
                               375 HUDSON STREET
                         NEW YORK, NEW YORK 10014-3660
                                 (212) 463-2700
           (Name, address and telephone number of agent for service)
                      ------------------------------------

                                   COPIES TO:

                 MICHAEL V. GISSER                                  DANFORTH TOWNLEY
       SKADDEN, ARPS, SLATE, MEAGHER & FLOM                       DAVIS POLK & WARDWELL
                   (INTERNATIONAL)                             THE HONG KONG CLUB BUILDING
               PEREGRINE TOWER 30/F                                  3A CHATER ROAD
            LIPPO CENTRE, 89 QUEENSWAY                             CENTRAL, HONG KONG
                CENTRAL, HONG KONG                                   (852) 2533-3300
                  (852) 2820-0700

                      ------------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------

    THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(A) OF THE SECURITIES ACT OF 1933.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            SEC Registration filing fee..............................  $   54,546
            NASD filing fee..........................................      18,500
            Printing and engraving expenses..........................     200,000
            Blue sky fees and expenses (including counsel)...........      15,000
            Rating agencies' fees and expenses.......................     250,000
            Accounting fees and expenses.............................      50,000
            Legal fees and expenses..................................     470,000
            Trustee fees.............................................       5,000
            Miscellaneous............................................      52,954
                                                                        ---------
              Total..................................................  $1,116,500
                                                                        =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 98 of the Companies Act 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such officer, director, or auditor may be guilty in relation to the Company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act. The Company has adopted provisions in its Bye-laws that provide that the Company will indemnify its officers and directors against any liability which they might incur or sustain in connection with their offices and trusts with respect to the Company or any other entity for whom any of them acted at the request of the Company, except in cases where such liability arises from willful negligence, willful default, fraud or dishonesty of which such officer or director may be guilty in relation to the Company.

ITEM 16.  EXHIBITS

(a) Exhibits.

     The following is a list of exhibits to this Amendment No. 3 to the Registration Statement:

  1.1   Form of Underwriting Agreement.
  4.1   Form of Indenture Between Bankers Trust, as Trustee and AES China Generating Co. Ltd.
  4.2   Form of Note (included in 4.1).
  4.3   Form of Security Agreement.
  5.1   Opinion of Conyers, Dill & Pearman regarding the legality of securities being registered.
  5.2   Opinion of Skadden, Arps, Slate, Meagher & Flom (International) regarding the legality of securities being registered.
 12.1   Statement re: Computation of Ratios.
 23.1   Consent of Conyers, Dill & Pearman (set forth in their opinion filed as Exhibit 5.1 to the Registration Statement).
 23.2   Consent of Skadden, Arps, Slate, Meagher & Flom (International) (included in their opinion filed as Exhibit 5.2).
 23.3   Consent of Deloitte Touche Tohmatsu.**
 24.1   Power of Attorney (contained on the signature pages of this Registration Statement)**
 25.1   Statement of Eligibility of Trustee.

---------------

 ** Previously filed

(b) Financial Statement Schedules.

     All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Amendment No. 3 to the Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, Country of the People's Republic of China, on this 9th day of December, 1996.

                                          AES CHINA GENERATING CO. LTD.

                                          By:  /s/  JEFFERY A. SAFFORD
                                                 Jeffery A. Safford
                                                  Vice President,
                                            Chief Financial Officer and
                                                      Secretary

              SIGNATURE                                TITLE                       DATE
-------------------------------------  ------------------------------------- -----------------
                  *                    President and Chief Executive Officer December 9, 1996
-------------------------------------  (Principal Executive Officer)
          Paul T. Hanrahan

       /s/ JEFFERY A. SAFFORD          Vice President, Chief Financial       December 9, 1996
-------------------------------------  Officer and Secretary (Principal
         Jeffery A. Safford            Financial and Accounting Officer)

                  *                    Chairman of the Board and Class B     December 9, 1996
-------------------------------------  Director
            Roger W. Sant

                  *                    Vice Chairman and Class B Director    December 9, 1996
-------------------------------------
           Dennis W. Bakke

                  *                    Vice Chairman and Class B Director    December 9, 1996
-------------------------------------
       Robert F. Hemphill, Jr.

                  *                    Class B Director                      December 9, 1996
-------------------------------------
           Thomas Tribone

                  *                    Class B Director                      December 9, 1996
-------------------------------------
         Thomas I. Unterberg

                  *                    Class A Director                      December 9, 1996
-------------------------------------
            William Dykes

                  *                    Class A Director                      December 9, 1996
-------------------------------------
            Xiliang Feng

                  *                    Class A Director                      December 9, 1996
-------------------------------------
          Dr. Victor Hao Li

              SIGNATURE                                TITLE                       DATE
-------------------------------------  ------------------------------------- -----------------
                  *                    Class A Director                      December 9, 1996
-------------------------------------
         William H. Taft, IV

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No. 3 to the Registration Statement solely in the capacity of the duly authorized representative of AES China Generating Co. Ltd. in the United States, in the City of Arlington, State of Virginia, on this 9th day of December, 1996.

                                          Authorized Representative in the
                                          United States

                                                            *
                                          --------------------------------------
                                                     Dennis W. Bakke

*By: /s/     JEFFERY A. SAFFORD
     ---------------------------------
            Jeffery A. Safford
             Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                                                                             SEQUENTIALLY
NUMBER                              DESCRIPTION OF EXHIBITS                         NUMBERED PAGE
------       ---------------------------------------------------------------------- -------------
  1.1     -- Form of Underwriting Agreement........................................
  4.1     -- Form of Indenture Between Bankers Trust, as Trustee and AES China
             Generating Co. Ltd....................................................
  4.2     -- Form of Note (included in 4.1)........................................
  4.3     -- Form of Security Agreement............................................
  5.1     -- Opinion of Conyers, Dill & Pearman regarding the legality of securities being registered...........................................
  5.2     -- Opinion of Skadden, Arps, Slate, Meagher & Flom (International)
             regarding the legality of securities being registered.................
 12.1     -- Statement re: Computation of Ratios...................................
 23.1     -- Consent of Conyers, Dill & Pearman (set forth in their opinion filed as Exhibit 5.1 to the Registration Statement).........................
 23.2     -- Consent of Skadden, Arps, Slate, Meagher & Flom (International)
             (included in their opinion filed as Exhibit 5.2)......................
 23.3     -- Consent of Deloitte Touche Tohmatsu.**................................
 24.1     -- Power of Attorney (contained on the signature pages of this
             Registration Statement)**
 25.1     -- Statement of Eligibility of Trustee...................................

---------------

** Previously filed